Exhibit 10.1

COMMON STOCK SUBSCRIPTION AGREEMENT

This Common Stock Subscription Agreement (this “Agreement”) is made as of            , 20           (the “Effective Date”), by and between Canoo Inc., a Delaware corporation (the “Company”), and the purchaser(s) listed on the signature page(s) hereto (each a “Purchaser,” and together the “Purchasers”).

WHEREAS, the Company desires to issue, sell and deliver an aggregate of $           of shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), to certain purchasers;

WHEREAS, each Purchaser hereunder wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement the Common Shares (as defined herein); and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Issuance of Common Shares. Effective as of the Effective Date, the Company will issue and sell to the Purchasers an aggregate of            shares (the “Common Shares”) of Common Stock. Each Purchaser will purchase the Common Shares set forth on its signature page hereto at a price of $           per Common Share in cash. The total purchase price payable by the Purchasers for the Common Shares is $           (the “Purchase Price”). The specific number of Common Shares to be purchased by and issued to each Purchaser hereunder, and the purchase price payable hereunder by each Purchaser for such Common Shares, are set forth on such Purchaser’s signature page hereto.

2.             Closing and Delivery.

(a)            Closing. Subject to the satisfaction of the closing conditions set forth in Section 6, the closing (“Closing”) of the transactions contemplated hereby shall occur as promptly as practicable following the date of this Agreement (such date, the “Closing Date”). The Closing shall take place via the electronic exchange of documents and signature pages, or at such other time and place as the Company and the Purchasers mutually agree upon.

(b)            Delivery. On the Closing Date, to effect the purchase and sale of the Common Shares, (i) each Purchaser shall pay its respective aggregate Purchase Price to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall issue in book entry form, registered in the name of each Purchaser, such aggregate number of Common Shares set forth on such Purchaser’s signature page hereto to the address (or as otherwise set forth in such Purchaser’s delivery instructions).

3.             Company Representations.  The Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)            Organization and Standing. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any significant subsidiary as defined in Rule 405 of the Securities Act) is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company and its Subsidiaries taken as whole or the ability of the Company to perform its obligations under the Transaction Documents (a “Material Adverse Effect”).

(b)            Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the schedules and exhibits attached hereto and any other documents or agreements explicitly contemplated hereunder (collectively, the “Transaction Documents”), to sell and issue the Common Shares hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

(c)            Authorization. The execution, delivery, and performance of each Transaction Document by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and each Transaction Document constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”).

(d)            Consents and Approvals. Except for any Current Report on Form 8-K, any required filing with the applicable rules and regulations of the Nasdaq Global Select Market or any successor entity (the “Nasdaq Stock Market”) and the filing of the Registration Statement (as defined in Section 8 hereof) as required under Section 8 hereof, neither the Company nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchasers in Section 4, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including the Nasdaq Stock Market), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Common Shares to be sold pursuant to the Transaction Documents other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Common Shares. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, notification or filings pursuant to this Section 3(d).

(e)            Non-Contravention. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Common Shares to be sold by the Company under the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Common Shares) do not and will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s amended and restated certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company is subject.

(f)            Issuance of Common Shares. The Common Shares are duly authorized and when issued and paid for pursuant to the terms of the Transaction Documents will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Common Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in the Transaction Documents, or as otherwise may be required under state or federal securities laws as set forth in the Transaction Documents at the time a transfer is proposed. Except as disclosed in reports, schedules, forms, proxy statements, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the twelve (12) calendar months prior to the date hereof (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), the issuance and delivery of the Common Shares will not be subject to preemptive, co-sale, right of first refusal or any other similar rights of any stockholder of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

(g)            No Bad Actors. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the placement, any beneficial owner of 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of the Securities Act.

(h)            No Registration. Assuming the accuracy of each of the representations and warranties of the Purchasers in Section 4 hereof, the issuance by the Company of the Common Shares is exempt from registration under the Securities Act.

(i)             SEC Documents; Financial Statements. During the twelve (12) calendar months prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(j)            Absence of Certain Changes. Since December 31, 2021, there has been no material adverse change to, and no material adverse development in, the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2021, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead any such creditor to do so.

(k)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq Stock Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq Stock Market in the foreseeable future. Since December 31, 2021, (i) the Common Stock has been included for listing on the Nasdaq Stock Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Nasdaq Stock Market and (iii) the Company has received no communication, written or oral, from the SEC or the Nasdaq Stock Market regarding the suspension or delisting of the Common Stock from the Nasdaq Stock Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(l)             Foreign Corrupt Practices. None of the Company, the Company’s Subsidiaries or any director or officer of the Company, or, to the Company’s knowledge, any agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its, his or her actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)           Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(n)            Equity Capitalization. The capitalization of the Company as of December 31, 2021 is as set forth in the Company’s Form 10-K filed with the SEC on March 1, 2022. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The Company has not issued any capital stock since December 31, 2021 other than to reflect stock option and warrant exercises or vesting of restricted stock units that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth in the SEC Documents or as a result of the purchase and sale of the Common Shares: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries (iii); there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing material Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except for the registration rights granted pursuant to Section 8 hereof); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect. The Company has furnished to the Purchasers, or filed as exhibits to the SEC Documents, true, correct and complete copies of the Company’s Certificate of Incorporation, the Company’s Bylaws, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(o)            Absence of Litigation. Except as disclosed in the SEC Documents, there is no material action, suit, proceeding, inquiry or investigation before or by the Nasdaq Stock Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise. No court, administrative body or arbitral body has issued any order, judgment, decree or injunction restricting the operation of the business of the Company or any of its Subsidiaries.

(p)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(q)            Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r)            Intellectual Property Rights. The Company owns, possesses or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patents, copyrights (including registrations and applications for any of the foregoing), domain names, licenses, approvals, trade secrets, know how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as proposed to be conducted as set forth in the SEC Documents. To the Company’s knowledge, the operation of the business of the Company, as now conducted or as proposed to be conducted in the SEC Documents, together with the Company’s use of the Company’s Intellectual Property Rights, does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party. Except as disclosed in the SEC Documents, no actions, suits, claims or proceedings have been asserted, or, to the best of our knowledge, threatened against the Company alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Company and the Company is unaware of any facts which would form a reasonable basis for any such claim. Except as disclosed in the SEC Documents, the Company has not received any notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, except for such claims that would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect.

Except as disclosed in the SEC Documents, the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, any Intellectual Property Rights licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened material action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such challenge, except for such actions, suits, proceedings, or claims that would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Except as otherwise disclosed in the SEC Documents, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Documents. None of the technology or intellectual property used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”), foreign patent authorities and/or international patent authorities all patent applications disclosed in the SEC Documents as owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation during prosecution of the Company Patent Applications. To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters, correctly name the inventors of the claimed subject matter and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked. In addition, no material fact is known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications, or that would render such patents, if issued, invalid or unenforceable.

The Company has used its commercially reasonable efforts, but in no event less than those efforts which would accord with normal industry practice, to maintain the confidentiality of the trade secrets and other confidential Intellectual Property Rights used in connection with the Company’s business. Except as would not reasonably be expected to have a Material Adverse Effect, all material trade secrets used in connection with the Company’s business are valid and protectable. Furthermore, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property Rights used in connection with the business of the Company by any person; (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company; (iii) no third party is using or has been granted any rights to use any trade secret or other confidential Intellectual Property Rights material to the business of the Company; and (iv) no employee, independent contractor or agent of the Company is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property Rights, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(t)            Internal Accounting and Disclosure Controls. Except as set forth in the SEC Documents, the Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

(u)            Investment Company Status. The Company is not, and upon consummation of the sale of the Common Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(v)            Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.            Purchasers’ Representations. In connection with the receipt of the Common Shares pursuant to this Agreement, each Purchaser, severally and not jointly, represents to the Company as of the date hereof and as of the Closing Date as follows:

(a)            No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement do not and will not contravene or constitute a default under, or violation of, or be subject to penalties under, (i) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which such Purchaser is a party, or (ii) any judgment, injunction, order, decree or other instrument binding upon such Purchaser, except where such contravention, default, violation or failure to obtain a consent, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to perform fully any obligation which Purchaser has or will have under this Agreement.

(b)            Accredited Investor Status. Such Purchaser understands the definition of the term “accredited investor” within the meaning of Rule 501(a) of Regulation D, promulgated by the SEC under the Securities Act, and such Purchaser qualifies as an accredited investor.

(c)            No Public Sale or Distribution. Such Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares. Such Purchaser is acquiring the Common Shares for investment for its own account only and not with a view to, or for resale in connection with, any public sale or “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law in violation of the Securities Act or such applicable provision of state law. Such Purchaser does not have any present intention to transfer the Common Shares to any other person or entity in such a “distribution;” provided, however, that by making the representations herein, such Purchaser (i) does not agree to hold any of the Common Shares it acquires for any minimum or other specific term and (ii) reserves the right to dispose of any or all the Common Shares it acquires at any time in accordance with or pursuant to a registration statement or a registration exemption under the Securities Act and pursuant to the applicable terms of this Agreement.

(d)            Reliance on Exemptions. Such Purchaser understands that the Common Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein. Such Purchaser understands that the Common Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Common Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Common Shares for resale except for the registration rights granted pursuant to Section 8 hereof.

(e)            Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares that have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Common Shares involves a high degree of risk and is able to afford a complete loss of such investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

(f)            No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(g)            Transfer or Resale. Such Purchaser understands that except for the registration rights granted pursuant to Section 8 hereof: (i) the Common Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (“Rule 144”) (or a successor rule thereto); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h)            Legends. Such Purchaser understands that the book entry statements representing the Common Shares and, until such time as the Restricted Period expires and the resale of the Common Shares has been registered under the Securities Act as contemplated by Sections 5(e) and 8 hereof, the book entry statements representing the Common Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Common Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF ONE (1) YEAR AFTER THE CLOSING DATE, AS SET FORTH IN AN AGREEMENT BETWEEN THE ORIGINAL HOLDER OF THESE SECURITIES. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a book entry statement without such legend to the holder of the Common Shares upon which it is stamped, if, unless otherwise required by state securities laws, (A) the Restricted Period expires under Section 5(e) and (B) (i) such Common Shares are registered for resale under the Securities Act and such holder has requested legend removal in connection with a bona fide registered sale, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act and such Common Shares are no longer required to bear a restrictive legend, or (iii) such Common Shares have been validly sold, assigned or transferred pursuant to Rule 144 and such holder has furnished the Company with customary documentation to effect such legend removal.

(i)             Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by Enforceability Exceptions.

5.            Covenants.

(a)            Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)            Reporting Status. Until the earliest of (i) the date on which the Purchasers shall have sold all the Common Shares, (ii) the date on which all the Common Shares may be resold pursuant to Rule 144 without (x) the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such securities and (y) volume or manner-of-sale restrictions, or (iii) the date which is two (2) years from the Effective Date (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(c)            Listing of Shares. In the time and manner required by the Nasdaq Stock Market, the Company shall prepare and file with the Nasdaq Stock Market an additional shares listing notification covering all of the Common Shares.

(d)            Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Common Shares to the Purchasers.

(e)            Purchasers’ Lock-Up Restrictions. The Purchaser(s), respectively, will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this Agreement and ending at the close of business one (1) year after the Closing Date (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any of the Common Shares purchased pursuant to this Agreement (for purposes of this Section 5(e), the “Lock-Up Securities”), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.

6.            Closing Conditions.

(a)            The obligations of the Company to deliver the Common Shares to each Purchaser on the Closing Date is subject to the satisfaction of each of the following conditions:

(i)            The representations and warranties of such Purchaser contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). Such Purchaser shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by it at or prior to the Closing Date.

(ii)           The Company shall have obtained all governmental, regulatory or third party consents, permits, approvals, registrations, waivers and any other required approvals that are necessary for consummation of the purchase and sale of the Common Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect. For the avoidance of doubt, any required approvals that are not necessary for the consummation of the purchase and sale of the Common Shares at the Closing shall not be required by this clause (ii).

(iii)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b)            The obligations of each Purchaser to purchase its Common Shares on the Closing Date is subject to the satisfaction of each of the following conditions:

(i)            The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(ii)           Since the date of execution of this Agreement, (i) no event or series of events shall have occurred that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company shall not have commenced a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law and (iii) there shall not have occurred the commencement against the Company of an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent.

(iii)          The Company shall have duly executed and delivered to each applicable Purchaser (i) this Agreement and (ii) evidence of the issuance of the Common Shares (in such amounts as set forth on such Purchaser’s signature page hereto).

(iv)          The Common Stock (I) shall be listed on the Nasdaq Stock Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Stock Market from trading on the Nasdaq Stock Market nor shall suspension by the SEC or the Nasdaq Stock Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Nasdaq Stock Market or (B) by falling below the minimum listing maintenance requirements of the Nasdaq Stock Market.

(v)          The Company shall have obtained all governmental, regulatory or third party consents, permits, approvals, registrations, waivers and any other required approvals that are necessary for consummation of the purchase and sale of the Common Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect. For the avoidance of doubt, any required approvals that are not necessary for the consummation of the purchase and sale of the Common Shares at the Closing shall not be required by this clause (v).

(vi)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.             [Reserved]

8.             Registration Rights. The Company agrees that immediately following the Restricted Period, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Common Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective, respectively, as soon as practicable after the filing thereof. The Company agrees to cause such Registration Statement or another shelf registration statement that includes the Common Shares to be sold pursuant to this Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Purchasers cease to hold any Common Shares issued pursuant to this Agreement, or (iii) on the first date on which the Purchasers are able to sell all of their Common Shares issued pursuant to this Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without the volume or manner of sale limitations of such rule. The Purchasers agree to disclose their ownership to the Company upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. In no event shall the Purchasers be identified as statutory underwriters in the Registration Statement, unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that the Purchasers be identified as statutory underwriters in the Registration Statement, the Purchasers will have an opportunity to withdraw their Common Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Common Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Common Shares which is equal to the maximum number of Common Shares as is permitted by the SEC. In such event, the number of Common Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Purchasers acknowledge and agree that the Company may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that would adversely affect the Company that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) day period and (II) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Purchasers of such securities as soon as practicable thereafter. The Company’s obligations to include the Common Shares issued pursuant to this Agreement for resale in the Registration Statement are contingent upon the Purchasers furnishing in writing to the Company such information regarding the Purchasers, the securities of the Company held by the Purchasers and the intended method of disposition of such Common Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Common Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

9.            Indemnification

(a)            To the extent permitted by law, the Company shall indemnify each Purchaser and its directors, executive officers, stockholders, members, partners, employees, and agents and each Person controlling such Purchaser within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(d) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or other document prepared by the Company and incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Purchaser and its directors, executive officers, stockholders, members, partners, employees, and agents and each Person controlling such Purchaser, for reasonable legal and other out-of-pocket expenses reasonably incurred and documented in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Purchaser to comply with the covenants and agreements contained in this Section 9 respecting sales of the Common Shares, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Purchaser or any such controlling Person, if a copy of a Final Prospectus furnished by the Company to the Purchaser for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b)            Each Purchaser will severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(d) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and other out-of-pocket expenses reasonably incurred and documented in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that the Final Prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Purchaser’s aggregate liability pursuant to this subsection shall not exceed the net proceeds received by the Purchaser from the sale of the Common Shares included in the Registration Statement giving rise to such indemnification obligation.

(c)            Each party entitled to indemnification under this Section 9(c) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent. No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)            If the indemnification provided for in this Section 9(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10.            Miscellaneous.

(a)            Termination. In the event that the Closing shall not have occurred with respect to a Purchaser on or before five (5) business days from the date hereof due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Section 6 above (and the nonbreaching party does not waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(b)            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)            Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)            Entire Agreement; Amendments. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser(s) listed on the signature page(s) hereto; provided no amendment to Section 10(a) may be made without the consent of each Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with any Purchaser relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(g)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one business day after receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses and email address for such communications shall be:

If to the Company, to its address and email address set forth on the Company’s signature page hereto, with a copy (for informational purposes only) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:        Robert Goedert, P.C.

  Kevin M. Frank

Telephone:      (312) 862-7317

  (312) 862-3373

Email     :           robert.goedert@kirkland.com

  kevin.frank@kirkland.com

If to a Purchaser, to its address and email address set forth on its signature page hereto or to such other address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(h)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser(s) on the signature page(s) hereto.

(i)             No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors, assigns, Indemnified Parties and Indemnitees, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)             Survival. Unless this Agreement is terminated under Section 10(a), the representations and warranties of the Company and the Purchasers contained in Sections 3 and 4, and the agreements and covenants set forth in Sections 2, 5, 8 and 9 shall survive the Closing. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)             No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies. Each Purchaser and each holder of the Common Shares shall have all rights and remedies set forth in this Agreement and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that a Purchaser shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Pages Follow]

The undersigned has executed this Agreement as of the date first set forth above.

THE COMPANY:

CANOO INC.

By:

(Signature)

Name:

Title:

Address:

19951 Mariner Avenue

Torrance, California 90503

Attention:

Facsimile:

Email:

The undersigned has executed this Agreement as of the date first set forth above.

PURCHASER:

(Signature)
Name:

Title:
SSN (for Individual)/TIN (for Entity): (***For Transfer Agent Purposes)

Delivery Address: __________________
_________________

Number of Common Shares Purchased:

Purchase Price Per Common Share:	$

Total Purchase Price:	$

Address for purposes of notice:

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